UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 24, 2008

KEARNY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

United States	0-51093	22-3803741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 2.06.	Material Impairments

The Registrant has determined that during the quarter ending June 30, 2008 it will take a non-cash pre-tax charge to earnings of approximately $659,000 as a result of an other-than-temporary impairment in the value of its $8.4 million holding in the AMF Ultra Short Mortgage Fund, a mutual fund investing primarily in short-term agency and private label mortgage-backed securities. The credit crisis and real estate decline have negatively impacted the market value of certain mortgage-related securities in the fund’s portfolio resulting in a continuing decline in the net asset value of this fund. Recently, the fund’s manager instituted a temporary prohibition against redemptions to protect shareholders against the possibility that the fund might be forced to liquidate securities at distressed price levels to satisfy redemption requests. These factors, current accounting rules and associated SEC guidance contributed to management’s determination that the impairment was other-than-temporary.

The Registrant and its subsidiary, Kearny Federal Savings Bank have eligible capital gains for federal and state income tax purposes, respectively, to partially offset a capital loss. However, due to the temporary prohibition against redemptions we may not realize a capital loss within the carryback period; therefore, management expects to record a valuation allowance against the related other-than-temporary impairment deferred tax asset, offsetting the tax benefit and resulting in an after-tax charge to earnings equal to the pre-tax charge of approximately $659,000 (or $0.01 per share) based on the net asset value of the fund as of the valuation date. The Registrant does not anticipate any material cash expenditures in the future as a result of this impairment.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

KEARNY FINANCIAL CORP.
Date: June 24, 2008	By:	/s/ William C. Ledgerwood
William C. Ledgerwood Senior Vice President and Chief Financial Officer

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